UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 24, 2020

REVOLUTION LIGHTING TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-23590	59-3046866
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

177 Broad Street, Stamford, Connecticut		06901
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (203) 504-1111

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	RVLT	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

Revolution Lighting Technologies, Inc. (the “Company”) today issued a press release announcing that on April 10, 2020 the Honorable J. Paul Oetken of the United States District Court for the Southern District of New York (the “Court”) granted preliminary approval of the proposed settlement (the “Proposed Settlement”) of the consolidated shareholder derivative actions (the “Derivative Actions”) filed by Russell Hopewell, Craig Coleman, George Assad, Bill Jenkins, Ronald Persin, Betsy Wages, Dale Barton, Robert Flos and Giovanni Vecchiato (each, a “Plaintiff”, collectively the “Plaintiffs”), purported purchasers of the Company’s stock. The Derivative Actions named the Company as a nominal defendant and also named as defendants present and former members of the Company’s board of directors, including Robert V. LaPenta, James A. DePalma, William D. Ingram, Stephen G. Virtue, Dennis McCarthy, Charles J. Schafer, Robert A. Basil, Jr. and Robert V. LaPenta, Jr. (the “Individual Defendants”).

The Derivative Actions allege that certain current and former directors and certain former executive officers of the Company breached their fiduciary duties and violated Section 10(b) of the Exchange Act of 1934, as amended, and Securities and Exchange Commission Rule 10b-5 in connection with public statements made between March 14, 2014 and November 14, 2018 regarding the Company’s recognition of revenue and internal controls over financial reporting. The Individual Defendants have denied, and continue to deny, each and every claim and contention alleged by the Plaintiffs in the Derivative Actions and affirm that they have acted properly, lawfully, and in full accord with their fiduciary duties, at all times.

The Proposed Settlement involves instituting and maintaining corporate governance reforms and other non-monetary relief, which are described in the Notice of Pendency and Proposed Settlement of Stockholder Derivative Actions (the “Notice of Pendency”).

The Court set a settlement hearing on August 11, 2020 to determine: (i) whether the terms of the Proposed Settlement are fair, reasonable, and adequate, and in the best interests of the Company; (ii) whether the Notice of Pendency fully satisfies the requirements of Rule 23.1 of the Federal Rules of Civil Procedure and due process; (iii) whether the Final Order and Judgement should be entered dismissing the Derivative Actions with prejudice, releasing the Company and Individual Defendants from certain claims in accordance with the Proposed Settlement; (iv) whether the amount of attorneys’ fees and expenses to be awarded to the Plaintiffs’ counsel is fair and reasonable; and (v) any other matters that come before the Court.

The full text of the press release issued in connection with this announcement and the Notice of Pendency are filed as Exhibits 99.1 and 99.2, respectively, to this Current Report on Form 8-K. The information contained therein is incorporated herein by reference. A link to the Notice of Pendency is also available under the “Investor Relations” section of the Company’s website.

Neither the filing of these exhibits to this Current Report on Form 8-K nor the inclusion in them of references to the Company’s internet address shall, under any circumstances, be deemed to incorporate the information available at its internet address into this Current Report on Form 8-K. The information available at the Company’s internet address is not part of this Current Report on Form 8-K or any other report filed by the Company with the Securities and Exchange Commission.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release of Revolution Lighting, Inc., dated April 24, 2020

99.2	Notice of Pendency and Proposed Settlement of Stockholder Derivative Actions

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 24, 2020

REVOLUTION LIGHTING TECHNOLOGIES, INC.

By:	/s/ Robert V. LaPenta, Sr.
Robert V. LaPenta, Sr.
Chief Executive Officer and President